Exhibit 99.2

SPACEDEV, INC.

STOCKHOLDER AGREEMENT

This Stockholder Agreement (the “Agreement”) is made as of December 4, 2007 by and among SpaceDev, Inc., a Delaware corporation (the “Company”) and Loeb Partners Corporation (the “Stockholder”).  Capitalized terms which are not otherwise defined shall have the same meaning as in the Purchase Agreement (as defined below).

Recitals

Whereas, the Stockholder is purchasing 3,750,000 shares of the Company’s Common Stock (the “Shares”) pursuant to the Stock Purchase Agreement dated as of even date herewith (the “Purchase Agreement”);

Whereas, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement by the Company and the Stockholder;

Whereas, the Stockholder Agreement dated September 14, 2007 among OHB Technology AG, MT Aerospace AG and the Company is being amended in connection with this Agreement (as so amended, the “OHB/MT Stockholder Agreement”) and

Whereas, the parties desire to enter into this Agreement to, among other things, restrict the transfer of the Shares and provide the Stockholder with certain registration rights and rights to participate in future financings of the Company, as set forth below.

Agreement

Now, Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.  Definitions.  As used in this Agreement the following terms shall have the following respective meanings:

1.1  “Affiliate” means an “affiliate,” as defined in Rule 405 of Regulation C of the Securities Act, of the Stockholder.

1.2  “Change of Control” means (1) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than fifty percent (50%) of the voting power of the surviving or successor entity (or in the event stock or ownership interests of an affiliated entity are issued in such transaction, less than fifty percent (50%) of the voting power of such affiliated entity) immediately after such consolidation, merger or reorganization; (2) any transaction or series of related transactions in which in excess of fifty percent (50%) of the Company’s outstanding voting power is transferred; provided that such transactions shall not include any consolidation or merger effected exclusively to change the domicile of the Company or (3) a sale, lease, conveyance, exclusive license or other disposition of all or substantially all of the assets of the Company.

1.3  “Exchange Act” shall means the Securities Exchange Act of 1934, as amended.

1.4  “Restricted Territory” means the United States.

1.5  “Securities Act” shall mean the Securities Act of 1933, as amended.

1.6  “Special Registration Statement” shall mean (i) a registration statement relating to any employee benefit plan or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, including any registration statements related to the issuance or resale of securities.

Section 2.  Covenants of The Stockholder.

2.1  Standstill.  The Stockholder agrees that, during the period commencing on the date hereof and ending on the Termination Date, neither the Stockholder nor any of its Affiliates will in any manner, directly or indirectly (i) purchase additional shares of Common Stock of the Company or rights to purchase such shares of Common Stock of the Company, (ii) effect, seek, offer or propose to effect any acquisition of any securities or assets of the Company (except as permitted in the foregoing clause (i)), any tender or exchange offer, merger, business combination, recapitalization or other extraordinary transaction involving the Company or any solicitation of proxies or consents to vote any voting securities of the Company, (iii) form, join or in any way participate in a “group” (as defined in the Exchange Act) with respect to any voting securities of the Company (it being understood that the execution of the Purchase Agreement or this Agreement shall not constitute a violation of this clause (iii)), (iv) solicit or participate in any solicitation of proxies relating to the election of directors of the Company, (v) enter into any agreement with any other person with respect to the foregoing, or assist any other person to do any of the foregoing or (vi) nominate any person to the Board of Directors of the Company; provided that (A) the Stockholder may purchase additional Company securities in an amount sufficient to allow the Stockholder to continue to own up to its pro rata ownership after this transaction of the outstanding shares of Common Stock of the Company; (B) the Stockholder may exercise its rights in Section 5; (C) the Stockholder may acquire additional Company securities in the public market or through one or more private transactions up to a maximum of 14.99% of the outstanding shares of Common Stock of the Company (including the Stockholder’s current holdings and the Shares) and (D) the Stockholder may sell, tender or exchange its shares of Company Common Stock in connection with (1) the acquisition (including by way of merger) by any person or group (as defined in the Exchange Act), other than by or on behalf of the Stockholder or its Affiliates, of more than 50% of the outstanding voting securities of the Company or (2) in a tender offer for the Company’s voting securities other than by or on behalf of the Stockholder or its Affiliates (with securities or cash) which has not been approved by a majority of the Company’s Board of Directors.

2.2  Voting of Shares.  The Stockholder may vote its Shares in its sole discretion; provided, however, that the Stockholder agrees that during the first year of this Agreement, with respect to the election of directors of the Company, the Shares shall be present and voted “for” the nominees recommended by the Company’s Board of Directors.  Following the one (1) year anniversary of this Agreement, the Stockholder agrees that with respect to the election of directors of the Company, the Shares shall be present and voted “for” any nominees recommended by the Company’s Board of Directors if such nominee is currently a member of the Company’s Board of Directors.  The provisions of this Section 2.2 shall apply to both the casting of votes at general meetings of stockholders and any execution of stockholder action by written consent.  During the first year of this Agreement, the Stockholder agrees, and shall cause its Affiliates, to execute and deliver to the Secretary of the Company not later than 20 days prior to the date of any general meeting of stockholders of the Company, a proxy (in such form as provided by and on behalf of the Company’s Board of Directors) representing all Shares beneficially owned by the Stockholder and its Affiliates voted in accordance with this Agreement.

2.3  Confidentiality of Records.  The Stockholder agrees, and shall cause its Affiliates, to use the same degree of care as the Stockholder uses to protect its own confidential information to keep confidential any information furnished to it that the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that the Stockholder may disclose such proprietary or confidential information (i) to any Affiliate, manager, subsidiary or parent of the Stockholder for the purpose of evaluating its investment in the Company as long as such Affiliate, manager, subsidiary or parent is advised of the confidentiality provisions of this Section 2.3; (ii) at such time as it enters the public domain through no act of the Stockholder; (iii) that is communicated to it free of any obligation of confidentiality; or (iv) that is developed by the Stockholder or its Affiliates independently of and without reference to any confidential information communicated by the Company as definitively shown by the written records of the Stockholder or its Affiliates.

2.4  Export Control.  The Stockholder acknowledges and understands that: (a) the Company is subject to U.S. export controls that may restrict the Stockholder’s access to certain articles, technical data, and /or  services; and (b) if applicable, an export license from the U.S. government may be required prior to transfer to the Stockholder of controlled articles, technical data, or services.  The Stockholder agrees to comply with all U.S. export control laws and the Company’s export control policies and practices with respect to its activities related to the Company.  The Stockholder agrees to cooperate with the Company to obtain any necessary U.S. government authorizations required to allow the Stockholder access to controlled articles, technical data and/or services.

Section 3.  Restrictions on Transfer.

3.1  General.

(a)  The Stockholder agrees not to make any disposition of all or any portion of the Shares issued pursuant to the Purchase Agreement unless and until:

(i)  there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)  (A) the transferee has agreed in writing to be bound by the terms of this Agreement, (B) the Stockholder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, the Stockholder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.

(b)  Notwithstanding the provisions of subsection (a) above, no such restrictions shall apply to a transfer by the Stockholder that is (A) corporation transferring to any Affiliate or other affiliated entity, including, without limitation, any subsidiary or parent corporation, or affiliated partnership or limited liability company, (B) a limited liability company transferring to Affiliates, its members or former members in accordance with their interest in the limited liability company or (C) any other form of entity transferring to Affiliates; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if he, she or it were the original Stockholder hereunder.

(c)  Each certificate representing Shares shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDER AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE COMPANY.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(d)  Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

(e)  The Company shall be obligated to reissue promptly unlegended certificates at the request of the Stockholder, if the Stockholder shall have obtained an opinion of counsel reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

3.2  “Market Stand-Off” Agreement.

(a)  The Stockholder hereby agrees that it shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of (collectively, “Selling Activities”), the Shares issued to the Stockholder pursuant to the Purchase Agreement for a period of one (1) year following the Closing Date provided, however, that no provisions in this Agreement or the Purchase Agreement shall restrict Stockholder from engaging in any Selling Activities with respect to Company Common Stock or other Company securities currently held by Stockholder or acquired by Stockholder after the date hereof, other than the Shares purchased pursuant to the Purchase Agreement.

(b)  The Stockholder hereby agrees that it shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by the Stockholder (other than those included in or acquired after the below registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act (or such longer period, not to exceed 18 days after expiration of the 180-day period, as the Company or the underwriters shall request in order to facilitate compliance with NASD Rule 2711); provided that all officers and directors of the Company enter into similar agreements.

Section 4.  Covenants of the Company.

4.1  Indemnification.

(a)  The Company hereby agrees to hold harmless and indemnify the Stockholder, the Stockholder’s direct and indirect subsidiaries, affiliated entities and corporations, and each of their partners, members, managers, officers, directors, employees, stockholders, agents, and representatives (collectively, referred to as the “Stockholder Indemnitees”) against any and all expenses (including attorneys’ fees), damages, judgments, fines, amounts paid in settlements, or any other amounts that a Stockholder Indemnitee incurs as a result of any claim or claims made against it in connection with any threatened, pending or completed action, suit, arbitration, investigation or other proceeding arising out of, or relating to, the breach of the Company’s representations and warranties contained in the Purchase Agreement.

(b)  The Company’s indemnity obligations set forth above are subject to the Stockholder Indemnitees providing prompt written notice of a claim.  The Company shall control the defense of any such action and, at its discretion, may enter into a stipulation of discontinuance or settlement thereof; provided that the Company may not discontinue any action or settle any claim in a manner that does not unconditionally release the Stockholder Indemnitees without the Stockholder’s prior written approval.  The Stockholder shall, at the Company’s expense and reasonable request, cooperate with the Company in any such defense and shall use commercially reasonable efforts to make available to the Company at the Company’s expense all those persons and documents (excluding attorney/client or attorney work product materials) reasonably required by the Company in the defense of any such action.  The Stockholder may, at its expense, assist in such defense.

(c)  The Company’s aggregate cumulative liability under this Section shall be limited to the amount received by the Company pursuant to the transactions contemplated by the Purchase Agreement.

(d)  The Stockholder acknowledges that, from and after the Closing Date, the sole and exclusive remedy of the Stockholder Indemnitees with respect to any and all claims and causes of action relating to the Purchase Agreement and the transactions contemplated thereby shall be pursuant to the indemnification provisions set forth in this section, provided that (i) nothing in this Agreement shall limit the Stockholder Indemnitees’ right to recover against the Company with respect to any claim arising from the Company’s fraudulent acts or bad faith and (ii) nothing in this Agreement shall limit the Stockholder Indemnitees’s right to receive stock certificates representing the Shares pursuant to Section 2.2 of the Purchase Agreement.

4.2  Rule 144 Reporting.  With a view to making available to the Stockholder the benefits of certain rules and regulations of the SEC which may permit the sale of the Shares to the public without registration, the Company agrees to use its best efforts to:

(a)  Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act; and

(b)  File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act.

4.3  Registration Rights.

(a)  The Stockholder Demand Registration.

(i)  If the Company shall receive a written request from the holders (the “Loeb Holders”) of a majority of the Shares purchased by the Stockholder from the Company pursuant to the Purchase Agreement that the Company file a registration statement under the Securities Act covering the registration of such Shares, then the Company shall, within thirty (30) days of the receipt thereof, effect, as expeditiously as reasonably possible, the registration under the Securities Act of all such Shares.

(ii)  The Company shall not be required to effect a registration pursuant to this Section 4.3(a):

(A)  prior to first anniversary of the date of this Agreement;

(B)  after the Company has effected one registration pursuant to this Section 4.3(a), and such registration has been declared or ordered effective;

(C)  during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of a registration statement pertaining to a public offering of Company Common Stock by the Company, provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

(D)  if within thirty (30) days of receipt of a written request from the Loeb Holders, the Company gives notice to the Loeb Holders of the Company’s intention to file a registration statement pertaining to a public offering of Company Common Stock by the Company within ninety (90) days;

(E)  if the Company shall furnish to the Loeb Holders, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Loeb Holders; provided that such right to delay a request shall be exercised by the Company not more than twice in any twelve (12) month period; or

(F)  in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(iii)  The Company shall use all commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Loeb Holders, keep such registration statement effective so long as the participating Loeb Holders continue to beneficially own, in the aggregate, in excess of 4.99% of the Company’s issued and outstanding Common Stock.  Notwithstanding the foregoing, at any time, upon written notice to the participating Loeb Holders and for a period not to exceed sixty (60) days thereafter (the “Suspension Period”), the Company may delay the effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the participating Loeb Holders hereby agree not to offer or sell any Shares pursuant to such registration statement during the Suspension Period) if the Company’s Board of Directors, upon the written advice of counsel, reasonably believes that the Company may, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development the disclosure of which could reasonably be expected to have a material adverse effect upon the Company and its stockholders, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto.  In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period.

(b)  Piggyback Registrations.

(i)  The Company shall notify the Stockholder in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, without limitation, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford the Stockholder an opportunity to include in such registration statement all or part of such Shares held by the Stockholder.  If the Stockholder desires to include in any such registration statement all or any part of the Shares held by it, it shall, within ten (10) days after the above-described notice from the Company, so notify the Company in writing and the Company shall include in such registration statement all or any part of such Shares the Stockholder requests to be registered to the extent the Company may do so without violating registration rights of others which exist as of the date of this Agreement.  If the Stockholder decides not to include all of its Shares in any registration statement thereafter filed by the Company, the Stockholder shall nevertheless continue to have the right to include any Shares in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(ii)  If the registration statement under which the Company gives notice under this Section 4.3(b) is for an underwritten offering, the Company shall so advise the Stockholder.  In such event, the right of the Stockholder to be included in a registration pursuant to this Section 4.3(b) shall be conditioned upon the Stockholder’s participation in such underwriting and the inclusion of the Stockholder’s Shares in the underwriting to the extent provided herein.  To the extent the Stockholder proposes to distribute its Shares through such underwriting, the Stockholder shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.  Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to any stockholder of the Company (other than the Stockholder and the Stockholders under the OHB/MT Stockholder Agreement) that is entitled to piggyback registration rights pursuant to agreements in effect on the date hereof on a pro rata basis; and third, to the Stockholder and any stockholders under the OHB/MT Stockholder Agreement (as amended in connection with this Agreement) pari passu on a pro rata basis, but only as to the Shares and the shares of Company Common Stock entitled to piggyback registration rights under the OHB/MT Stockholder Agreement (as amended in connection with this Agreement).  If the Stockholder disapproves of the terms of any such underwriting, the Stockholder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement.

(iii)  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 4.3(b) prior to the effectiveness of such registration whether or not the Stockholder has elected to include securities in such registration.

4.4  Use of Proceeds.  The Company shall use the net proceeds from the sale of the Shares for general working capital purposes.

4.5  Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Stockholder.

Section 5.  Preemptive Rights

5.1  Subsequent Offerings.  Subject to applicable securities laws and existing preemptive rights, the Stockholder shall have the right to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement.  The Stockholder’s pro rata share is equal to the ratio of (a) the number of shares of the Company’s Common Stock of which the Stockholder is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company’s outstanding Common Stock.  The term “Equity Securities” shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

5.2  Exercise of Rights.  If the Company proposes to issue any Equity Securities, it shall give the Stockholder written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same.  The Stockholder shall have ten (10) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased.  Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to the Stockholder if it would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

5.3  Issuance of Equity Securities to Other Persons.  If the Stockholder fails to exercise in full the preemptive rights set forth in this Section 5, the Company shall have ninety (90) days following the notice provided pursuant to Section 5.2 to sell the Equity Securities in respect of which the Stockholder’s rights were not exercised, at a price and upon general terms and conditions not more favorable to the purchasers thereof than specified in the Company’s notice to the Stockholder pursuant to Section 5.2 hereof.  If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 5.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Stockholder in the manner provided above.

5.4  Termination and Waiver of Preemptive Rights.  The preemptive rights established by this Section 6 shall terminate three years from the date hereof.  The preemptive rights established by this Section 5 may be amended, or any provision waived, either prospectively or retrospectively, with the written consent of the Stockholder, or as permitted by Section 6.5.

5.5  Excluded Securities.  The preemptive rights established by this Section 5 shall have no application to the issuance of any of the following Equity Securities:

(a)  Shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights issued or issuable after the date hereof to employees, officers or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

(b)  stock issued or issuable pursuant to any rights or agreements, options, warrants or convertible securities outstanding as of the date of this Agreement; and stock issued pursuant to any such rights or agreements after the date of this Agreement; provided that the preemptive rights established by this Section 5 applied with respect to the initial sale or grant by the Company of such rights or agreements, options, warrants or convertible securities;

(c)  any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition, strategic alliance or similar business combination approved by the Board of Directors;

(d)  any Equity Securities issued pursuant to any equipment loan or commercial credit or leasing arrangement, real property leasing arrangement, or debt financing from a bank or similar financial or lending institution approved by the Board of Directors;

(e)  shares of Common Stock issued in connection with any stock split, stock dividend, reclassification or similar non-economic event by the Company; and

(f)  shares of Common Stock issued upon conversion of shares of the Company’s Preferred Stock.

Section 6.  Miscellaneous

6.1  Termination of this Agreement.  This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates (collectively, the “Termination Date”), on which date it shall terminate in its entirety:

(a)  upon a Change of Control;

(b)  the ten (10) year anniversary of the date of this Agreement;

(c)  the date as of which the parties hereto terminate this Agreement by written consent of the Company and the Stockholder;

(d)  if the Stockholder no longer beneficially own an aggregate of at least 4.99% of the Company’s issued and outstanding Common Stock; or

(e)  the date on which the Stockholder sells all of the Shares pursuant to either (i) Rule 144 under the Securities Act or (ii) an effective registration statement under the Securities Act.

6.2  Severability.  It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.  Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or enforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

6.3  Governing Law; Jurisdiction.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado as applied to contracts entered into and performed entirely in Colorado by Colorado residents without regard to conflicts of law principles, except for matters of corporate law, which shall be governed by the laws of the State of Delaware.

6.4  Assignments; Successors and Assigns.  Except in connection with any transfer of Shares in accordance with this Agreement, the rights of each party under this Agreement may not be assigned.  This Agreement shall bind and inure to the benefit of the parties and their respective successors, permitted assigns, legal representatives and heirs.

6.5  Amendments; Waivers.  Except as otherwise provided herein, neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and the Stockholder.

6.6  Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in the Purchase Agreement later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, (iv) upon five days after mailing if sent by certified or registered mail or (v) actual receipt by the party to whom such notice is required to be given if delivered by hand.  The address for such notices and communications shall be as follows:

(i)  if to the Company, to:

SpaceDev, Inc.
13855 Stowe Drive
Poway, California
Attention:  Richard B. Slansky

Telephone No.: (858) 375-2030
Facsimile No.: (858) 375-1000

With a copy to (which shall not constitute notice):

Holland & Hart LLP
555 Seventeenth Street
Suite 3200
Denver, Colorado
Telephone: (303) 295-8000
Facsimile:  (303) 295-8261
Attention:  Michael Weiner

(ii)  if to Loeb, at the addresses set forth on the Schedule of Stockholders, or at such other addresses as may have been furnished to the Company in writing with a copy to (which shall not constitute notice):

Akin Gump Strauss Hauer & Feld LLP
590 Madison Ave.
New York, NY  10222
Attention: Patrick Dooley

6.7  Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

6.8  Nouns and Pronouns.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.

6.9  Entire Agreement.  This Agreement and other documents delivered pursuant hereto, including the exhibits, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

6.10  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGES FOLLOW

IN WITNESS WHEREOF, the parties hereto have executed this Stockholder Agreement on the date first written above.

SpaceDev, Inc.

By:                         /s/ Mark N. Sirangelo
Name:                      Mark N. Sirangelo
Title:                      Chief Executive Officer

Loeb Partners Corporation

By:               /s/ Blaine Marder
Name:        Blaine Marder
Title:      Vice President